EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST

DECLARES OCTOBER CASH DISTRIBUTION

Dallas, Texas, October 21, 2003 – Bank of America, N.A., as Trustee of the Cross Timbers Royalty Trust (NYSE – CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.220535 per unit, payable on November 17, 2003, to unitholders of record on October 31, 2003. This distribution includes 2.5 cents per unit caused by a purchaser’s release of previously suspended revenue related to approximately 7,000 Bbls of oil. The following table shows underlying oil and gas sales and average prices attributable to the current month and prior month distributions:

	Underlying Sales Volumes		Average Price
	Oil (Bbls)	Gas (Mcf)	Oil (per Bbl)	Gas (per Mcf)
Current Month	32,300	234,000	$29.51	$5.18

Prior Month	24,700	204,000	$28.79	$5.49

For more information on the Trust, please visit our web site at www.crosstimberstrust.com.

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Contact:	Nancy G. Willis Assistant Vice President Bank of America, N.A. Toll Free — 877/228-5084 www.crosstimberstrust.com